Exhibit 10.1

                                                                  EXECUTION COPY


        AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "AGREEMENT"), dated February 9, 2007, by and between Elite Pharmaceuticals,
        Inc.,  a  Delaware  corporation  ("COMPANY"),   and  Charan  Behl
        ("EXECUTIVE").
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                                R E C I T A L S:

                  WHEREAS, the Company and Executive entered into an Employment Agreement, dated November 13, 2006 (the "ORIGINAL AGREEMENT"), and the Company and Executive desire to amend and restate the terms and conditions of the Original Agreement; and

                  WHEREAS, Executive desires to continue to provide employment services to the Company, and the Company desires to continue to retain the employment services of Executive, in each case, in accordance with the terms of this Agreement.

                  In consideration of the mutual promises herein contained, the parties hereby agree as follows:

                               A G R E E M E N T:

                  1. EMPLOYMENT.

                           1.1. GENERAL. The Company hereby employs Executive in
the capacity of Head of Technical Affairs at the compensation rate and benefits set forth in Section 2 hereof for the Term (as defined in Section 3.1 hereof). Executive hereby accepts such employment, subject to the terms herein contained. In such capacity (a) Executive shall report to, and follow the directions of, the Board of Directors (the "BOARD"), the Chief Executive Officer (the "CEO"), the Chief Scientific Officer ("CSO") and each other executive officer of the Company so designated by the Board ("DESIGNATED EXECUTIVE OFFICERS"), (b) perform and carry out such duties and responsibilities that are reasonably consistent with Executive's position and responsibilities and this Agreement, and (c) perform and discharge such additional duties and responsibilities as may be determined from time to time by the CEO, the CSO or any Designated Executive Officer of the Company or the Board that are reasonably consistent with Executive's position.

                           1.2.  TIME  DEVOTED  TO  POSITION.  During  the Term,
Executive shall devote substantially all of his business time, attention and skills to the business and affairs of Company, including its subsidiaries, entities and organizations presently existing or hereafter formed, organized or acquired by Company (each, a "SUBSIDIARY" and collectively, the "SUBSIDIARIES"). Nothing in this Agreement shall prevent Executive from devoting reasonable time and attention to personal, public and charitable affairs, as long as such activities do not interfere with the effective performance of his duties hereunder.


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                  2. COMPENSATION AND BENEFITS.

                           2.1.  SALARY.  During the Term, the Company shall pay
to Executive, and Executive shall accept, as full compensation for any and all services rendered and to be rendered by him during such period to Company in all capacities the following: (i) a base salary at the annual rate of Two Hundred Fifty Thousand Dollars ($250,000) during the Term (the "BASE SALARY"); and (ii) any additional bonus and the benefits set forth in Sections 2.2, 2.3 and 2.4 hereof. The Base Salary shall be payable in accordance with the regular payroll practices of the Company applicable to its senior executives, less such deductions as shall be required to be withheld by applicable law and regulations or otherwise. The Board may increase the Base Salary in the sole discretion.

                           2.2. BONUS.

                           (a) GUARANTEED BONUS. The Executive shall be entitled
to Twenty Five Thousand  Dollars  ($25,000)  bonus payable in cash within thirty
(30) days of the end of each fiscal year of the Company (the "Fiscal Year") during the Term.

                           (b) DISCRETIONARY BONUSES.  Following the end of each
Fiscal Year during the Term commencing on January 1, 2007, wholly subject to the discretion of the Board (or any committee of the Board delegated authority over employee compensation matters), the Company may award Executive a bonus of up to fifty percent (50%) of the Executive's then Base Salary (initially, One Hundred and Twenty Five Thousand Dollars ($125,000)), payable (at the option of the Company) in cash or in shares of Common Stock (as defined below) valued at the closing price of the Common Stock on the immediately preceding trading day, for the relevant Fiscal Year (pro-rated for periods of less than a full Fiscal
Year). For purposes of determining whether such discretionary bonuses shall be payable, the Board (or any committee of the Board delegated authority over employee compensation matters), shall discuss with the Executive certain annual goals to the achieved by the Company and/or the Executive during the applicable year. Such goals will be established by the Company and discussed with the Executive in good faith and within a reasonable time of the commencement of each Fiscal Year. If such discretionary bonuses are to be paid in shares of Common Stock, the number of shares issuable shall be determined by reference to the average of the closing price of a share of Common Stock during the five trading days immediately preceding the date of issuance of such shares.

                           (c) LIMITATION ON BONUSES.  Notwithstanding  anything
to the contrary in this Section 2.2 or Section 3, no annual bonus shall be deemed to have accrued or otherwise to have become payable for the purposes of this Agreement unless this Agreement shall not have been terminated prior to the end of the Fiscal Year in respect of which such bonus was to be awarded.

                           2.3. STOCK OPTIONS.

                                2.3.1.   INITIAL   OPTIONS.   Effective  on  the
Commencement Date (as defined below), the Company granted to Executive options (the "INITIAL OPTIONS") to purchase



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two hundred fifty thousand (250,000) shares of common stock, par value $0.01 per share (the "COMMON STOCK") of the Company, pursuant to the Company's 2004 Stock Option Plan, as amended (the "PLAN"). The Initial Options:

                  (i) shall, to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code;

                  (ii) be fully vested and immediately exercisable in full as of the Commencement Date;

                  (iii) have a per share exercise price equal to $2.25; and

                  (iv) be subject to the terms and conditions set forth in the Plan and a stock option agreement to be entered into by the Company and Executive, simultaneously herewith (the "OPTION AGREEMENT"). Such grant of options pursuant to this Section 2.3.1 shall be fully vested and exercisable, subject to the terms of the Plan and the Option Agreement and acceleration pursuant to Section 3 hereof. The shares of Common Stock issuable upon exercise of the Initial Options are subject to an effective registration statement filed with the Securities and Exchange Commission (the "SEC").

                                2.3.2.  OPIOID PRODUCT  OPTIONS.  In addition to
the other grants set forth in this Section 2.3, effective on the Commencement Date, the Company granted to Executive options (the "OPIOID PRODUCT OPTIONS") to purchase up to three hundred thousand (300,000) shares of Common Stock, pursuant to the Plan. The Opioid Product Options:

                  (i) shall, to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code;

                  (ii) have a per share exercise price equal to $2.25;

                  (iii) have one hundred fifty thousand (150,000) options vest and become immediately exercisable in full only upon the closing of an exclusive product license for the first of the United States national market, the entire European Union market or the Japan market or product sale transaction of all of the Company's ownership rights in the United States (only once for each individual product) for the Company's first Non-Generic Opioid Drug;

                  (iv) have one hundred fifty thousand (150,000) options vest and become immediately exercisable in full only upon the closing of an exclusive product license for the United States national market, the entire European Union market or the Japan market or product sale transaction of all of the Company's ownership rights in the United States (only once for each individual product) for the Company's second Non-Generic Opioid Drug; and



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                  (v) be  subject to the terms and  conditions  set forth in the
         Plan and Option Agreement.

All such options shall be subject to acceleration pursuant to Section 3 hereof. The shares of Common Stock issuable upon exercise of the Opioid Product Options are subject to an effective registration statement filed with the SEC. For purposes of this Section 2.3.2, "Non-Generic Opioid Drug" means a drug developed by the Company for which FDA approval will be sought under a NDA (including under a 505(b)(2) application) for oxycodone, hydrocodone, hydromorphone, oyxmorphone or morphine.

                                2.3.3   INTENTIONALLY OMITTED

                                2.3.4.  MILESTONE  OPTIONS.  Subject  to Section
2.3.7. hereof, in addition to the other grants set forth in this Section 2.3, effective on the Commencement Date, the Company granted to Executive options (the "MILESTONE OPTIONS") to purchase up to two hundred thousand (200,000) shares of Common Stock, pursuant to the Plan. The Milestone Options:

                  (i) shall, to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code;

                  (ii) have a per share exercise price equal to $2.25;

                  (iii)  shall  vest  and  become   exercisable  only  upon  the
         occurrence of the following events which occur during the Initial Term (up to a maximum of 200,000 shares of Common Stock in the aggregate):

                           (a) Milestone Options exercisable for one hundred twenty-five thousand (125,000) shares of Common Stock shall vest and become immediately exercisable in full upon the commencement of the first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by the Company;

                           (b) Milestone Options exercisable for seventy-five thousand (75,000) shares of Common Stock shall vest and become immediately exercisable in full upon the commencement of the first Phase III clinical trial relating to the second Non-Generic Opioid Drug developed by the Company;

                           (c) Milestone Options exercisable for fifty thousand (50,000) shares of Common Stock shall vest and become immediately exercisable in full only upon the closing of an exclusive product license for the United States national market or product sale transaction of all of the Company's ownership rights (on a product by product basis and only once for each individual product) for each Company drug product, other than the Non-Generic Opioid Drugs for which Opioid Product Options were granted under Section 2.3.2 above;



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                           (d) Milestone  Options  exercisable  for ten thousand
          (10,000) shares of Common Stock shall vest and become immediately exercisable in full upon the filing by the Company (in the Company's name) with the United States Food and Drug Administration (the "FDA") of either an abbreviated new drug application (an "ANDA") or a new drug application (including a NDA filed with the FDA under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, 21 U.S.C.
          Section 301 ET SEQ.) (a "NDA"), for a product not covered by a previous FDA application;

                           (e) Milestone Options exercisable for forty thousand (40,000) shares of Common Stock shall vest and become immediately exercisable in full upon the approval by the FDA of any ANDA or NDA (filed in the Company's name) for a product not previously approved by the FDA;

                           (f) Milestone Options exercisable for twenty-five (25,000) shares of Common Stock shall vest and become immediately exercisable in full upon filing of an application for U.S. patent by the Company (filed in the Company's name); and

                           (g) Milestone Options exercisable for twenty-five (25,000) shares of Common stock shall vest and become immediately exercisable in full upon the granting by U.S. Patent and Trademark Office ("PTO") of a patent to the Company (filed in the Company's name); and

                  (iv) be subject to the terms and conditions set forth in the Plan and Option Agreement. All such options shall be subject to acceleration pursuant to Section 3 hereof.

Upon the earlier to occur of the expiration of the Initial Term of this Agreement or the termination of Executive's employment hereunder, all unvested Milestone Options granted shall automatically terminate and all vested but unexercised Milestone Options shall terminate in accordance with the terms of the stock option agreement by and between the Executive and the Company with respect to the Milestone Options and the Plan; provided that, in the case of any Milestone Options that may be vested pursuant to clause (e) or clause (g) of
Section 2.3.4(iii) above, if (x) the applicable filing with the FDA or PTO, as the case may be, was made by the Company during the Initial Term but prior to the termination of the Executive by the Company without Cause, (y) the approval relating to such filing (either from the FDA or the PTO) occurs within five hundred forty (540) days of such filing and (x) such approval occurring within the three year Initial Term, the Milestone Options relating to such filing shall vest in accordance with clause (e) or clause (g), as the case may be. The shares of Common Stock issuable upon exercise of the Milestone Options are subject to an effective registration statement filed with the SEC.

                                2.3.5 ADDITIONAL  MILESTONE OPTIONS.  Subject to
Section 2.3.7. hereof, if the maximum number of Milestone Options shall have vested during the Initial Term of this Agreement, the Company shall grant to the Executive additional options to purchase shares of Common Stock (the "ADDITIONAL MILESTONE OPTIONS"), pursuant to the Plan. The Additional Milestone Options (i) shall, to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code, (ii) shall have a per share exercise price equal to the closing price of a share of Common

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Stock,  as listed on the American Stock  Exchange,  on the date of grant,  (iii)
shall be subject to the terms and conditions set forth in the Plan and the stock option agreement to be entered into by the Company and the Executive on the date of grant which shall be substantially the same as the Option Agreement, (iv) shall be fully vested and exercisable in full upon grant, and (v) shall be granted at the end of the then current Fiscal Year in which any of the following triggering events shall occur (and, in the case of grants related to events occurring after the end of the last fiscal year during the Initial Term, such grants shall be made at the end of the first Fiscal Year after the Initial
Term):

                           (a) Additional Milestone Options for one hundred twenty-five thousand (125,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year (and immediately vested exercisable in full) upon the commencement of first Phase III clinical trial relating to the first Non-Generic Opioid Drug developed by the Company only to the extent that such Milestone Options did not previously vest under clause (iii)(a) of Section 2.3.4, it being understood that in no event shall the total of Milestone Options vesting under 2.3.4(iii)(a) and Additional Milestone Options granted under this Section 2.3.5(iii)(a) exceed options for 125,000 shares of Common Stock in the aggregate;

                           (b) Additional Milestone Options for one hundred and twenty five thousand (125,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year upon the commencement of the first Phase III clinical trial relating to the second Non-Generic Opioid Drug developed by the Company only to the extent Milestone Options did not previously vest under clause (clause (iii)(b) of Section 2.3.4, it being understood that (i) in no event shall the total of Milestone Options vesting under 2.3.4(iii)(b) and the Additional Milestone Options granted under this Section 2.3.5(iii)(b) exceed 125,000 shares of Common Stock in the aggregate, and (ii) in no event shall the options vested and/or granted under Sections 2.3.4(a), 2.3.4(b), 2.3.5(a) and 2.3.5(b) exceed options for 250,000 shares of Common Stock in the aggregate.

                           (c) Additional Milestone Options for fifty thousand (50,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year upon the closing of an exclusive product license for the United States national market or product sale transaction of all ownership rights (on a product by product basis and only once for each individual product) for each Company drug product, other than the Non-Generic Opioid Drugs for which any Opioid Product Options were granted under Section 2.3.2 above;

                           (d) Additional Milestone Options for ten thousand (10,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year (and immediately vested exercisable in full) upon the filing by the Company (in the Company's name) with the FDA of either an ANDA or NDA for a product not covered by a previous FDA application;

                           (e) Additional Milestone Options for forty thousand (40,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year (and immediately vested exercisable in full) upon the approval by the FDA of any ANDA,


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          NDA or 505(b)(2)  application  of the Company  (filed in the Company's name) for a product not previously approved by the FDA;

                           (f) Additional Milestone Options for twenty-five (25,000) shares of Common Stock shall be granted at the end of the then current Fiscal Year (and immediately vested exercisable in full) upon filing of an application for an additional U.S. patent by the Company (filed in the Company's name); and

                           (g) Additional Milestone Options for twenty-five (25,000) shares of Common Stock shall be granted as of the end of the then current Fiscal Year (and immediately vested exercisable in full) upon the granting by U.S. Patent and Trademark Office of such additional patent to the Company (filed in the Company's name).

Upon the earlier to occur of the expiration of the Initial Term of this Agreement or the termination of Executive's employment hereunder, all Additional Milestone Options shall automatically terminate in accordance the applicable stock option agreement to be entered into by and between the Executive and the Company with respect to such Additional Milestone Options (which agreement shall be substantially similar to the other stock option agreements by and between the Executive and the Company) and the Plan. For the avoidance of doubt, (i) under no circumstances shall Additional Milestone Options be granted as a result of the occurrence of an event which had previously triggered, or simultaneously therewith will trigger, the vesting of any Milestone Options granted under
Section 2.3.4 above and (ii) no Opioid Product Options, Milestone Options or Additional Milestone Options shall be granted or vest under this Agreement as a result of any transaction entered into, or any FDA or PTO application or filing made, by, or in the name of, any Person in which the Company has an equity interest but which is not a wholly-owned subsidiary of the Company.

                                2.3.6.  ADDITIONAL  OPTIONS.  In addition to the
other grants set forth in this Section 2.3, the Company, in its sole discretion, may grant to Executive additional options (the "ADDITIONAL OPTIONS") to purchase shares of Common Stock, pursuant to the Plan. The Additional Options shall (i) to the maximum extent permitted under applicable law, qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code,
(ii) have a per share exercise price equal the then fair market value of a share of Common Stock, (iii) vest, as determined by the Board, in its sole discretion and (iv) be subject to the terms and conditions set forth in the Plan and Option Agreement. All such options shall vest and be exercisable, as determined by the Board, in its sole discretion and shall be subject to acceleration pursuant to
Section 3 hereof.

                                2.3.7.      LIMITATION     UPON      DUPLICATIVE
GRANTING/VESTING OF OPTIONS.  Notwithstanding anything set forth in this Section
2.3 of this Agreement, in the event that Opioid Product Options are vested under
Section 2.3.2 as result of the sale transaction involving Non-Generic Opioid Drug, (x) no Milestone Options shall vest under clauses (iii)(a) or (iii)(b) of
Section 2.3.4 and (y) no Additional Milestone Options shall be granted and/or vest under clauses (v)(a) or (v)(b) of Section 2.3.5, in each case, as a result of any Phase III clinical trials relating to the same drug product. The limitations set forth in this Section 2.3.7 shall not affect the granting and/or vesting of Milestone Options or Additional Milestone Options as a result of any Phase III clinical trials relating to a Non-Generic Opioid Drug which is the subject of an exclusive license.

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                                2.3.8.  PLEDGE OF COMMON  STOCK  UNDERLYING  THE
OPTIONS. Executive may not, directly or indirectly, sell, assign, transfer, offer, grant a participation in, mortgage, pledge, hypothecate, create a security interest in or lien upon, encumber, donate, contribute, place in trust, enter into any voting agreement with respect to, the shares of Common Stock underlying the Initial Options, Opioid Product Options, Milestone Options, Additional Milestone Options or Additional Options without the prior written consent of the Company. During the Term, Executive shall not, directly or indirectly, enter into any short sales or "derivative" or "hedging" transactions or strategies, nor maintain any "short" positions, with respect to the Common Stock.

                                2.3.9.  CONFLICT.  In the event of any  conflict
between the terms of the Plan or this Agreement, the terms of this Agreement shall govern.

                                2.3.10 PIGGY-BACK REGISTRATION RIGHTS.

                  (a) If at any time after the Initial Term, (x) the Company shall propose to register shares of Common Stock under the Securities Act of 1933 (other than in a registration statement on Form S-3 relating to sales of securities to participants in a Company dividend reinvestment plan, or Form S-4 or S-8 or any successor form or in connection with an acquisition or exchange offer or an offering of securities solely to the existing shareholders or employees of the Company), and (y) any Additional Milestone Options that may be granted under Section 2.3.5 hereof shall have been granted to, and are exercisable by, the Executive, the Company (i) will give prompt written notice to the Executive of its intention to effect such a registration and (ii) subject to Section 2.3.10(b) below, will include in such registration all shares of Common Stock issued or issuable upon exercise of such granted and vested Additional Milestone Options (the "Registrable Securities") which are permitted under applicable securities laws to be included in the form of registration statement selected by the Company and with respect to which the Company has received written requests for inclusion therein within 30 days after the receipt of the Company's notice (each, a "PIGGYBACK REGISTRATION"). The Executive will be permitted to withdraw all or any part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

                  (b)  PRIORITY  ON  PIGGYBACK  REGISTRATIONS.  If  a  Piggyback
         Registration is to be an underwritten offering, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company will include in such registration:

                           (i) first,  the  securities  the Company  proposes to
                  sell;

                           (ii) second,  securities  held by holders  other than
                  Executive, directors, officers or employees of the Company;


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                           (iii) third, the Registrable  Securities requested to
                  be included in such registration by the Executive and any securities requested to be included in such registration by any other Person other than Persons having a lower priority of registration than the Executive, PRO RATA among Executive and such other Persons, on the basis of the number of securities requested to be included in such registration by each of such Holders and such other Persons; and

                           (iv) thereafter, other securities requested to be included in such registration, as determined by the Company.

As a condition to the inclusion of his Registrable Securities in such registration, the Executive will execute an underwriting agreement in customary form and in form and substance satisfactory to the managing underwriters.

                  (c) RIGHT TO TERMINATE REGISTRATION. If at any time after giving written notice of its intention to register any of its securities as set forth in Section 2.3.10(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Executive and thereupon be relieved of its obligation to register any Registrable Securities in connection with such registration.

                           2.4. EXECUTIVE BENEFITS.

                                2.4.1.   EXPENSES.    Company   shall   promptly
reimburse Executive for expenses he reasonably incurs in connection with the performance of his duties (including business travel and entertainment expenses) hereunder, against receipts or other appropriate written evidence of such expenditures as required by the appropriate Internal Revenue Service regulations or by the Company; PROVIDED, that, all expenses in excess of US$2,000 per month, individually or in the aggregate, shall be approved by the Chief Executive Officer as a condition to reimbursement thereof.

                                2.4.2.   COMPANY  PLANS.   Executive   shall  be
entitled to participate in such employee benefit and welfare plans and programs as Company may from time to time generally offer or provide to senior executive officers of Company or the Subsidiaries, including participation in life insurance, health and accident, medical plans and programs, and profit sharing and retirement plans. Nothing in the foregoing shall limit or restrict the Company's discretion to amend, revise or terminate any benefit or plan without notice to or consent of the Executive.

                                2.4.3. VACATION.  Executive shall be entitled to
five (5) weeks of paid vacation per Fiscal Year, pro rated for periods of less than a full Fiscal Year; PROVIDED, that the timing and duration of any particular vacation shall not interfere with the business of the Company or the effective performance of Executive's duties hereunder, as reasonably determined in good faith by the Chief Executive Officer.

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

                                2.4.4.  AUTOMOBILE  ALLOWANCE.  During the Term,
the Company shall pay the Executive a monthly automobile allowance in the amount of Seven Hundred Dollars ($700).

                                2.4.5.  LIFE INSURANCE.  The Company will obtain
and maintain during the Term a term life insurance policy in the amount of Five Hundred Thousand Dollars ($500,000) on the life of the Executive payable to the estate of the Executive in the event of the Executive's death during the Term.

                  3. EMPLOYMENT TERM; TERMINATION.

                           3.1.   EMPLOYMENT   TERM.    Executive's   employment
hereunder shall commenced on November 13, 2006 (the "COMMENCEMENT DATE") and, subject to Section 1.2 hereof and except as otherwise provided in Section 3.2 hereof, shall continue for three (3) years following the Commencement Date (the "INITIAL TERM"). Thereafter, this Agreement shall automatically be renewed (upon the compensation terms provided herein other than option grants which shall be negotiated with the Executive at such time) for successive one (1) year terms commencing at the end of the Initial Term (the Initial Term, together with any prior or subsequent employment or consulting term(s), being also referred to herein as the "TERM"), unless Executive or Company shall have provided a Notice of Termination (as defined in Section 3.4.2 hereof) electing not to renew the Term to the other party at least sixty (60) days prior to such scheduled expiration. Upon the expiration or non-renewal of the Term pursuant to this
Section 3.1 or its termination pursuant to Sections 3.2.1 through 3.2.5 hereof, inclusive, Executive shall be released from all duties hereunder (except as set forth in Sections 4 and 5 hereof) and the obligations of Company to Executive shall be as set forth in Section 3.3 hereof only.

                           3.2.   EVENTS   OF   TERMINATION.   The   Executive's
employment shall terminate upon the occurrence of any one or more of the following events:

                                3.2.1. DEATH. In the event of Executive's death,
Executive's employment shall terminate on the date of his death. Amounts payable to Executive's estate upon Executive's death are set forth in Section 3.3.2 below.

                                3.2.2.  DISABILITY.  In the event of Executive's
Disability (as hereinafter defined), Company may, at its option, terminate Executive's employment by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination (as defined in Section 3.4.3. hereof), which date shall not be earlier than thirty (30) days after the Notice of Termination is given. For purposes of this Agreement, "DISABILITY" means a disability as defined in any long-term disability insurance policy (reasonably satisfactory to the Executive) provided by Company and insuring Executive or, in the absence of any such policy, the inability of Executive for 120 days in any twelve (12) month period to substantially perform his duties hereunder as a result of a physical or mental illness, all as determined in good faith by the Board, in its sole discretion. Amounts payable to Executive upon termination due to Disability are set forth in Section 3.3.2 below.

                                3.2.3.  CAUSE.   Company  may,  at  its  option,
terminate Executive's employment for "CAUSE" as set forth in a Notice of Termination to Executive specifying the reasons for termination. The Notice of Termination shall specify the Date of Termination, which date may be the date of such Notice of Termination. For purposes of this Agreement, "Cause" shall mean
(i) Executive's conviction of, guilty or no contest plea to, or confession of guilt of, any felony or any other crime involving moral turpitude; (ii) an act or omission by Executive in connection with his employment that constitutes fraud, criminal misconduct, breach of fiduciary duty, dishonesty, gross negligence, malfeasance, willful misconduct or other conduct that is materially harmful or detrimental to Company (whether or not such act or omission relates to the Company); (iii) excessive use of alcohol or illegal drugs so as to interfere with the performance of Executive's obligations under this Agreement;
(iv) a breach by Executive of this Agreement (other than a failure to perform addressed by cause (v) below) or of any of the representations or warranties contained in this Agreement; (v) a continuing failure by Executive to perform such duties as are assigned to Executive by the CEO, any Designated Executive Officer or the Board in accordance with this Agreement, other than a failure resulting from a Disability, after receipt from the Company of written notice of such continuing failure and, to the extent such failure is curable, a thirty
(30) day period to cure such failure; (vi) Executive's knowingly taking any action on behalf of Company or any of its affiliates without appropriate authority to take such action (the approval of the CEO shall be deemed to be appropriate authority), after receipt from the Company of written notice of such action and, to the extent the damage resulting from such action is curable, a thirty (30) day period to cure such damage; (vii) Executive's knowingly taking any action in conflict of interest with Company or any of its affiliates given Executive's position with Company; (viii) the commission of an act of personal dishonesty by Executive that involves personal profit to him or his family members; or (ix) a determination by the Board, in its sole discretion, that the employment of Executive under this Agreement should terminate (a termination pursuant to this clause (ix), a "DISCRETIONARY CAUSE TERMINATION"); PROVIDED that Discretionary Cause Termination shall be effective on the thirtieth (30th) day after the provision by the Company to Executive of written notice of the Board's determination. Amounts payable to Executive upon termination for Cause are set forth in Section 3.3.1 below.

                                3.2.4. WITHOUT CAUSE BY COMPANY. Company may, at
its option, terminate Executive's Employment for any reason or no reason whatsoever (other than for the reasons set forth elsewhere in this Section 3.2) by giving a Notice of Termination to Executive. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than thirty
(30) days after the Notice of Termination is given. Amounts payable to Executive upon termination without cause are set forth in Section 3.3.2 below.

                                3.2.5. EXECUTIVE TERMINATION.  Executive may, at
his option, terminate his employment by giving a Notice of Termination to the Company. The Notice of Termination shall specify the Date of Termination, which date shall not be earlier than sixty (60) days after the Notice of Termination is given. Amounts payable to Executive upon Executive's voluntary termination are set forth in Section 3.3.1 below. A termination by the Executive for "Good Reason" shall not constitute a voluntary termination by the Executive pursuant to this Section 3.2.5, but shall constitute a termination without Cause by the Company pursuant to Section 3.2.4. Executive shall be deemed to have resigned for "Good Reason" if (1) the Company fails to comply with the material terms of this Agreement or any stock option or similar agreement with the Employee then in effect, after receipt from the Executive of written notice of such failure and, to the extent such failure is curable, a thirty (30) day period to cure such failure; or (2) the Executive's principal business location is moved to a location outside the States of New York or New Jersey.

                           3.3. OBLIGATIONS OF COMPANY FOLLOWING  TERMINATION OF
THE TERM. Following termination of Executive's employment under the respective circumstances described below, Company shall pay to Executive or his estate, as the case may be, the following compensation and provide the following benefits in full satisfaction and final settlement of any and all claims and demands that Executive now has or hereafter may have hereunder against Company. In connection with Executive's receipt of any or all monies and benefits to be received pursuant to this Section 3.3, Executive shall have no duty to seek subsequent employment during the period in which he is receiving severance payments and any Severance Amount (as defined in Section 3.3.2 hereof) shall not be reduced solely as a result of Executive's subsequent employment by an entity other than Company (other than as a result of any violation of Sections 4 or 5 of this Agreement). Executive acknowledges that any non-renewal or expiration of this Agreement shall not be deemed an event of termination that would trigger any obligations of Company pursuant to this Section 3.3.

                                3.3.1.  TERMINATION  FOR CAUSE BY THE COMPANY OR
TERMINATION BY EXECUTIVE WITHOUT GOOD REASON. In the event that Executive's employment is terminated by Company for Cause pursuant to Section 3.2.3 or Executive terminates his employment with the Company pursuant to Section 3.2.5 for other than Good Reason, (i) all unvested stock options under this Agreement terminate as of the Date of Termination, (ii) all vested and unexercised stock options under this Agreement as of the Date of Termination granted by Company to Executive shall be exercisable in accordance with the terms of the Plan and the applicable stock option agreements, (iii) the Company shall pay to Executive, payable in accordance with the Company's regular payroll practices, an amount equal to any unpaid but earned Base Salary through the Date of Termination and
(iv) the Company shall reimburse  Executive for any unpaid expenses  pursuant to
Section 2.4.1 hereof; PROVIDED that the termination of all unvested stock options pursuant to clause (i) above shall be subject to Section 3.3.2 below, solely with respect to a Discretionary Cause Termination and a public disclosure of a Change of Control occurring within ninety (90) days of the date Executive is terminated.

                                3.3.2. TERMINATION WITHOUT CAUSE BY THE COMPANY,
TERMINATION BY EXECUTIVE FOR GOOD REASON OR TERMINATION DUE TO DISABILITY OR DEATH. In the event that Executive's employment is terminated by Company pursuant to Section 3.2.4 hereof or by reason of Executive's Disability pursuant to Section 3.2.2 hereof or by reason of Executive's death pursuant to Section
3.2.1 hereof, or by Executive for Good Reason, (i) all unvested stock options under this Agreement shall remain outstanding but shall be unexercisable for a period of ninety (90) days and shall thereafter at the end of such 90-day period, subject to the last sentence of this Section 3.3.2 terminate, and all vested and unexercised stock options shall be exercisable for a period of ninety
(90) days from the Date of Termination, (ii) the Company shall pay to Executive, subject to Executive's continued compliance with the terms of Sections 4 and 5 hereof, the Severance Amount, (iii) the Company shall reimburse Executive for any unpaid expenses pursuant to Section 2.4.1 hereof and (iv) the Company shall pay the premiums for the

Executive's Company provided health insurance for twelve (12) months from the Date of Termination For purposes hereof, "SEVERANCE AMOUNT" shall mean the Base Salary in effect for the greater of (a) the remainder of the Initial Term and
(b) the first anniversary of the Date of Termination. Any payments made in accordance with this Section 3.3.2 shall be made in accordance with Company's regular payroll practices and shall be subject to Executive's compliance with Sections 4 and 5 of this Agreement. The breach by Executive of any provision of Sections 4 or 5 shall result in a forfeiture of any unpaid portion of the Severance Amount. Notwithstanding this Section 3.3.2, if the first public disclosure of a Change of Control (as defined in Section 3.4.1 hereof) of the Company (or of an agreement to which the Company is a party to effect a Change of Control of the Company) shall occur within ninety (90) days of the date Executive is terminated without Cause or as a result of a Discretionary Cause Termination, all unvested Opioid Product Options and Milestone Options shall immediately vest and become exercisable. Executive shall then have ninety (90) days from the Date of Termination to exercise all vested stock options; PROVIDED, that the relevant stock option plan remains in effect and such stock options shall not have otherwise expired in accordance with the terms thereof. No Severance Amount shall be due or payable as a result of a Discretionary Cause Termination.

                                3.3.3.  TERMINATION  UPON CHANGE OF CONTROL.  In
the event that Executive's employment is terminated by Company without Cause within ninety (90) days after a Change of Control, (i) all unvested Opioid Product Options and Milestone Options under this Agreement shall immediately vest and along with all vested and unexercised stock options shall be exercisable in for a period of ninety (90) days from the Date of Termination,
(ii) the Company shall pay to Executive, subject to Executive's continued compliance with the terms of Sections 4 and 5 hereof, the Severance Amount,
(iii) the Company shall reimburse  Executive for any unpaid expenses pursuant to
Section 2.4.1 hereof, (iv) the Company shall pay the premiums for the Executive's Company provided health insurance for twelve (12) months from the Date of Termination and (v) an amount equal to Five Hundred Thousand Dollars ($500,000) payable in a single lump sum. In addition, in the event that Executive's employment is terminated by Company as a result of a Discretionary Cause Termination within ninety (90) days after a Change of Control, all unvested Opioid Product Options and Milestone Options under this Agreement shall immediately vest and along with all vested and unexercised stock options shall be exercisable in for a period of ninety (90) days from the Date of Termination. Any payments made in accordance with this Section 3.3.3 shall be made in place of any other payments under this Agreement and shall be in accordance with Company's regular payroll practices and shall be subject to Executive's compliance with Sections 4 and 5 of this Agreement. The breach by Executive of any provision of Sections 4 or 5 shall result in a forfeiture of any unpaid portion of the Severance Amount.

                                3.3.4.  OTHER REMEDIES.  Nothing in this Section
3.3 shall limit or restrict Company from pursuing or obtaining any other remedies that may be available to it in law, contract or otherwise, in addition to the remedies set forth herein, in response to any improper conduct of Executive, or conduct in violation of the parties' agreements.

                                3.3.5. TERMINATION OF EMPLOYMENT. This Agreement
shall terminate simultaneously with the termination of Executive's employment by the Company for any reason; provided, however, that the covenants set forth in Section 4 and 5 of this Agreement shall survive the termination of this Agreement to the extent provided in such Sections.

                           3.4. DEFINITIONS.

                                3.4.1.  "CHANGE OF  CONTROL"  DEFINED.  The term
"CHANGE OF CONTROL" shall mean (a) the acquisition of Company pursuant to a consolidation of Company with, or merger of Company with or into, any other Person with the result of which the holders of the Company's voting stock immediately prior to such transaction hold less than fifty (50%) percent of the combined voting power after giving effect to such transaction; (b) the sale of all or substantially all of the assets or capital stock of Company to any other Person; or (c) securities of Company representing greater than fifty (50%) percent of the combined voting power of Company's then outstanding voting securities are acquired by a Person, or group of related Persons, in a single transaction or series of related transactions.

                                3.4.2. "NOTICE OF TERMINATION" DEFINED.  "NOTICE
OF TERMINATION" means a written notice that indicates the specific termination provision relied upon by Company or Executive and, in the case of a termination pursuant to Sections 3.2.2 or 3.2.3 hereof, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the termination provision so indicated.

                                3.4.3. "DATE OF TERMINATION"  DEFINED.  "DATE OF
TERMINATION" means such date as Executive's employment expires in accordance with Section 3.1 hereof or is terminated in accordance with Section 3.2 hereof.

                  4. PROTECTION OF CONFIDENTIAL INFORMATION AND TRADE SECRETS; NON-COMPETITION; NO SOLICITATION.

                           4.1. DEFINITIONS.

                                4.1.1.   "CONFIDENTIAL   INFORMATION"   DEFINED.
"CONFIDENTIAL INFORMATION" means any and all information (oral or written) relating to Elite or any entity controlling, controlled by, or under common control with Elite, including information relating to: technology, Inventions, intellectual property, research, test procedures and results; machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information that becomes public, other than as a result of a breach of the provisions of Section 4.2 hereof, or was lawfully known by Executive prior to his employment by the Company. Without limiting the foregoing, Confidential Information shall also include all information related to products targeted for development by Elite, subjects of research and development, projected launch dates, the FDA protocols, projected dates for regulatory filings, consumer studies, market research, clinical research, business plans, planned expenditures, profit margins, strategic evaluation plans and initiatives, and those commissioned by Elite through outside vendors or consultants, and the content of all business and strategic planning conducted with or through third parties. Executive's obligation not to disclose

Confidential Information shall be as set forth in Section 4.2 of this Agreement.

                                4.1.2. "INVENTIONS" DEFINED.  "INVENTIONS" means
any and all inventions, discoveries, improvements, patent, copyrights and/or other property rights, whether or not patented or patentable made, conceived, created, developed or contributed to by Executive during the Term which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to Executive's employment by, or performance of other services
(including as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (iii) based upon Confidential Information.

                                4.1.3.  "REMAINING  RIGHTS" DEFINED.  "REMAINING
RIGHTS" means all of Executive's rights, titles and interests in and to the following intellectual property as of the Commencement Date: any and all inventions, discoveries, improvements, sales approaches, sales material, training material, computer software, documentation, and other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration), made, conceived, created, developed or contributed to by Executive during the Term or the term of any prior employment or consulting relationship between Executive and the Company which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to Executive employment by, or performance of other services (including as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (iii) based upon confidential or proprietary information which is or was owned by the Company or any of its subsidiaries or affiliates at the time that such intellectual property was made, conceived, created, developed or contributed to by Executive.

                                4.1.4. "WORK FOR HIRE" DEFINED.  "WORK FOR HIRE"
means any and all sales approaches, sales material, training material, computer software, documentation, other copyrightable works or any other intellectual property (including, but not limited to, materials or services subject to trademark or service mark registration, but excluding Inventions) made, conceived, created, developed or contributed to by Executive during the Term and which are (i) directly or indirectly related to the business, operations or activities of the Company or any of its subsidiaries or affiliates, (ii) directly or indirectly related to Executive's employment by, or performance of other services (including as a director, manager, officer, advisor, agent, representative, consultant or other independent contractor) for, the Company or any of its subsidiaries or affiliates, or (iii) based upon Confidential Information.

                                4.1.5. "TERM" DEFINED FOR PURPOSES OF SECTIONS 4
AND 5. "Term", as used solely in Sections 4 and 5 of this Agreement, means the entire duration of the Executive's relationship with the Company, including, without limitation, any prior or subsequent employment periods as well as the term of any prior or subsequent consulting or independent contracting arrangements with the Company; PROVIDED that the manner in which such term is used in the remaining portions of this Agreement shall not be altered or expanded by the definition of such term for purposes of Sections 4 and 5 hereof.

                           4.2.  NON-DISCLOSURE  OF  CONFIDENTIAL   INFORMATION.
Executive agrees that he shall not use or disclose, either during the Term or at any time thereafter for a period of five (5) years from termination of Executive's employment with the Company (except to the extent necessary during the Term in connection with the necessary and proper performance of Executive's duties on behalf of Elite and in good faith, or as required by law or governmental authority) any Confidential Information.

                           4.3. COVENANT NOT TO COMPETE AND NON-SOLICITATION. In
consideration of Elite's payment of compensation pursuant to Section 2 hereof, the right to receive the Severance Amount (if applicable), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

                                4.3.1.   Executive   shall   not   directly   or
indirectly, prior to the first anniversary of the end of the Term, by ownership of securities or otherwise (except as a holder of less than five (5%) percent of any class of equity securities of any other Person (as defined below), which class of securities shall have been registered under Section 12 of the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT")), manage, control, finance, consult with, engage or participate in, or assist, in any manner with or in respect of any drug products as to which the Company (or any of its affiliates), or any co-development partner of the Company (or any of its affiliates), shall have (x) substantially developed during the Term, or (y) have filed (irrespective of whether accepted for filing by the FDA) in good faith either an abbreviated new drug application or a new drug application (including 505(b)(2) Applications) with the FDA, in each case, with respect to any drug technology developed, co-developed, supplied, distributed, sold, marketed or manufactured by the Company (or any of its affiliates), either by itself or together with any other individual, corporation, partnership, trust, limited liability company, unincorporated organization, joint stock corporation, joint venture, association or other entity, or any government, or any agency or political subdivision thereof or any branch of any legal entity (each, a "Person") (including any product marketed through any authorized generic product agreement), during the Term.

                                4.3.2.  Prior to the second  anniversary  of the
end of the Term, Executive shall not directly or indirectly solicit, recruit, hire, induce or engage, or attempt to solicit, recruit, hire, induce or engage any (i) Persons employed or retained as consultants or other independent contractors by Elite, (ii) exclusive customers, strategic partners, exclusive vendors or exclusive suppliers of Elite, or (iii) other Persons with whom or which Elite maintains an exclusive commercial relationship, or encourage any such Persons described in clauses (i), (ii) or (iii) above to terminate or adversely alter their relationship with Elite (including, without limitation, soliciting or endeavoring to cause any such Person to use any products or services offered or provided by a Person other than Elite which compete with the business, products or services of Elite).

                                4.3.3. Prior to the fifth anniversary of the end
of the Term, Executive shall not directly or indirectly make or cause to be made any oral or written statement which is, or is reasonably likely to be, defamatory in any material respect to the business, operations, activities or reputation of Elite, or their respective directors, managers or officers.

                           4.4. ASSIGNMENT OF INTELLECTUAL PROPERTY.

                                4.4.1.  Executive  shall  promptly  disclose  to
Elite any and all Inventions. Executive shall promptly communicate to Elite all information, details and data pertaining to any Inventions in such form as Elite requests. Executive agrees that Inventions, patents and patent applications are the property of Elite, and any and all rights, titles or interests in and to Inventions, patents or patent applications which Executive may have in any and every jurisdiction are hereby assigned in full. Whenever Executive is requested to do so by Elite, during or after the Term, Executive shall, at the Company's sole cost and expense, promptly execute and deliver any and all applications, assignments or other documents or instruments reasonably deemed necessary or advisable by Elite to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect, confirm or establish Elite's full and exclusive interests in any Inventions. The obligations set forth in this Section 4.4.1 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of Executive.

                                4.4.2.  Any and all  Works  for  Hire  shall  be
considered "works made for hire" under the copyright laws of the United States or property of Elite under applicable federal, state, local and foreign trademark laws (as appropriate). Executive shall promptly communicate to Elite any and all Works for Hire, and any and all information, details and data pertaining to any Works for Hire, in such form as Elite requests. To the extent that Works for Hire fail to qualify as (A) "works made for hire" under the copyright laws of the United States or any other jurisdiction or (B) property of Elite under applicable federal, state, local or foreign trademark laws, Executive hereby assigns each Work for Hire and all right, title and interest therein in any and every jurisdiction to Elite. Whenever Executive is requested to do so by Elite, during or after the Term, Executive shall, at the Company's sole cost and expense, promptly execute and deliver any and all applications, assignments or other documents or instruments reasonably deemed necessary or advisable by Elite to apply for and confirm and effectuate full and exclusive ownership of Works for Hire in Elite, including, but not limited to, ownership of any moral rights under the copyright law of any nation, or any other rights under the intellectual property laws of any nation. The obligations set forth in this Section 4.4.2 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of Executive.

                           4.5. If a court  declares  that any term or provision
of this Section 4 is invalid or unenforceable, the parties to this Agreement agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

                           4.6.  Executive hereby transfers,  assigns,  conveys,
grants and sets over to Elite and its successors and assigns forever, and Elite hereby accepts, assumes and acquires from Executive for itself and its successors and assigns forever, all of Executive's right, title and interest in and to the Remaining Rights in any and every jurisdiction. Executive hereby covenants and agrees that, at any time and from time to time after the Commencement Date, at

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

the request of Elite or its successors or assigns, he will (i) promptly and duly execute and deliver, or cause to be executed and delivered to Elite, all such further documents and instruments, and (ii) promptly take all such other and further action, as may be requested by Elite to more effectively transfer, assign, convey, grant, set over, vest, protect, confirm and establish full and exclusive right, title and interest in and to all of the Remaining Rights in and to Elite and its successors and assigns forever in any and every jurisdiction, including, without limitation, any and all applications, assignments or other documents or instruments deemed necessary or advisable by Elite to apply for and obtain Letters Patent of the United States or any foreign jurisdiction. The obligations set forth in this Section 4.6 shall be binding upon the successors, assigns, executors, administrators and other legal representatives of Executive. Executive hereby represents and warrants to Elite that Executive has not transferred any right, title or interest in or to the Remaining Rights to any other Person as of the Commencement Date and, as of the Commencement Date, has not entered into any agreement to do so.

                           4.7. Executive  acknowledges and admits that a breach
of any of the covenants contained in this Section 4 will cause Elite irreparable harm. Executive further acknowledges and admits that the damages resulting from such a breach will be difficult or impossible to ascertain, and will be of the sort that cannot be compensated by money or other damages, and that Elite in addition to all other remedies available at law or equity, shall be entitled to equitable relief, including specific performance and injunctive relief as remedies for any such breach and that Executive further agree to waive any requirement for securing or posting of any bond in connection with such remedy. Executive therefore waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in this Section 4 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in this
Section 4 or elsewhere in this Agreement shall be construed as prohibiting Elite from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by the Employee of any of the covenants contained in this
Section 4.

                           4.8. ELITE DEFINED. For purposes of Section 4 hereof,
"Elite" shall mean and include the Company, the Subsidiaries and any affiliates and joint ventures.

                  5. CONTINUED COOPERATION; RETURN OF DOCUMENTS AND PROPERTY; INJUNCTIVE RELIEF; NON-EXCLUSIVITY AND SURVIVAL.

                           5.1. CONTINUED  COOPERATION.  Executive shall, during
and after the expiration or termination of this Agreement for any reason, at Company's sole expense, provide such reasonable cooperation as is requested by Company with respect to any internal or external agency or legal investigation (whether conducted by the FDA, the SEC or otherwise), lawsuits, financial reports, or with respect to other matters within his knowledge, responsibilities or purview, upon reasonable notice. Executive shall execute all lawful documents reasonably necessary for Company to secure or maintain any Confidential Information.

                           5.2.  RETURN OF DOCUMENTS AND PROPERTY.  Upon the end
of the Term, or upon the earlier request of the Company, Executive and his legal or personal representatives will promptly return to the Company any and all information, documents or other materials relating

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

to or containing Confidential Information which are, and any and all other property of the Company which is, in Executive's possession, care or control, regardless of whether such materials were created or prepared by Executive and regardless of the form of, or medium containing, such information, documents, including without limitation, all Company computers and hard drives, all computer files (whether or not such files are stored on the Executive's personal computer), employee identification cards, Company credit cards, keys and any other physical property of Company.

                           5.3.    INJUNCTIVE   RELIEF.   The   parties   hereby
acknowledge and agree that (a) Company will be irreparably injured in the event of a breach by Executive of any of his obligations under Sections 4 and 5 hereof; (b) monetary damages will not be an adequate remedy for any such breach;
(c) Company will be entitled to injunctive relief, in addition to any other remedies that it may have, in the event of any such breach and Executives further agree to waive any requirement for securing or posting of any bond in connection with such remedy, and waives (and is estopped from asserting in a court of law or equity) any argument that the breach, or threatened breach, of any of the covenants contained in Sections 4 or 5 does not constitute irreparable harm for which an adequate remedy at law is unavailable. Nothing contained in this Section 5 or elsewhere in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available at law or in equity for a breach, or threatened breach, by the Employee of any of the covenants contained in this Section 5; and (d) the existence of any claims that Executive may have against Company, whether under this Agreement or otherwise, will not be a defense to the enforcement by Company of any of its rights under Sections 4 and 5 hereof. All of the parties' covenants and Company's rights to specific enforcement, injunctive relief and other remedies as set forth herein shall apply in the event of any breach or threatened breach by Executive of any of the provisions of Sections 4 and/or 5 hereof. The parties further agree that any action concerning any alleged breach(es) of Sections 4 and/or 5 hereof shall not be brought or addressed in arbitration, and the existence of any demand for arbitration or pendency of any dispute in arbitration under this Agreement shall not be a basis to delay or defer adjudication by a court of any demand for specific performance, injunctive relief or other remedies in relation to any alleged breach(es) of Sections 4 and/or 5 hereof.

                           5.4.  NON-EXCLUSIVITY AND SURVIVAL.  The covenants of
Executive contained in Sections 4 and 5 hereof are in addition to, and not in lieu of, any obligations that Executive may have with respect to the subject matter hereof, whether by contract, as a matter of law or otherwise, and such covenants and their enforceability shall survive any expiration or termination of the Term by either party and any investigation made with respect to the breach thereof by Company at any time.

                  6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF EXECUTIVE.

                           6.1. In the event that Executive  receives any notice
(written or otherwise), or otherwise becomes aware of, any claim, investigation or action against, naming or in anyway involving Executive or relating in any way to his past or current activities (whether or not related to the Company) from any governmental or regulatory body or agency, including but not limited to the SEC, the FDA or the United States Justice Department, he will promptly notify the Company in writing of such claim and a copy of any written notice, complaint or other

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

material provided to Executive by such agency or regulator, in any case within two (2) business days of receipt thereof. There is no other action filed against him or claim pending or threatening by any entity or person relating to any violations of the applicable securities laws of the United States or of any state thereof.

                  7. MISCELLANEOUS PROVISIONS.

                           7.1. SECTION 409A.  Notwithstanding  any provision of
this Agreement to the contrary, if Executive is a "specified employee" as defined in Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations issued or to be issued by the Department of the Treasury thereunder ("SECTION 409A"), Executive shall not be entitled to any payments upon a termination of employment until the earlier of (i) the date which is six months after the termination of employment for any reason other than death or
(ii) the date of the Executive's death and the first such payment shall equal the sum of all payments that would have been made from the date of termination to the date of such first payment were it not for the delay in payment for
Section 409A purposes.

                           7.2. SEVERABILITY.  If, in any jurisdiction, any term
or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired; (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction; and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                           7.3. EXECUTION IN COUNTERPARTS. This Agreement may be
executed in one or more counterparts, and by the two parties hereto in separate counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on any one counterpart), and this Agreement shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.

                           7.4.  NOTICES.  All  notices,  requests,  demands and
other communications hereunder shall be in writing and shall be deemed duly given upon receipt when delivered by hand, overnight delivery or facsimile (with confirmed delivery), or three (3) business days after posting, when delivered by registered or certified mail or private courier service, postage prepaid, return receipt requested, as follows:

         If to Company, to:

                  Elite Pharmaceuticals, Inc.
                  165 Ludlow Avenue
                  Northvale, New Jersey
                  Facsimile No.:  (201) 391-7693
                  Attn:    Chief Executive Officer


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

          With a copy (which shall not constitute notice) to:

                  Reitler Brown & Rosenblatt LLC
                  800 Third Avenue
                  21st Floor
                  New York, NY  10022
                  Facsimile No.:  (212) 371-5500
                  Attn:    Scott H. Rosenblatt, Esq.


         If to Executive, to:

                  Charan Behl
                  PO Box 376
                  Commack, NY 11725



or to such other address(es) as a party hereto shall have designated by like notice to the other parties hereto.

                           7.5. AMENDMENT. No provision of this Agreement may be
modified, amended, waived or discharged in any manner except by a written instrument executed by both Company and Executive.

                           7.6.   ENTIRE   AGREEMENT.   Except  as  specifically
provided herein, this Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties hereto, oral or written (including the Original Agreement). Company and Executive shall execute and deliver all such further documents as may be necessary to carry out the intent of the preceding sentence.

                           7.7. APPLICABLE LAW. This Agreement shall be governed
by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed therein.

                           7.8. HEADINGS.  The headings contained herein are for
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                           7.9.   BINDING   EFFECT;   SUCCESSORS   AND  ASSIGNS.
Executive may not delegate any of his duties or assign any of his rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and beneficiaries, successors and permitted assigns. Company shall require any successor (whether direct or indirect and whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company, by an agreement in form and substance reasonably satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Company would be required to perform if no such succession had taken place.

                           7.10.  WAIVER.  The  failure of either of the parties
hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of either of the parties hereto thereafter to enforce each and every provision of this Agreement. No waiver of any breach of any of the provisions of this Agreement shall be construed or deemed to be a waiver of any other or subsequent breach.

                           7.11.  CAPACITY,  ETC.  Each of Executive and Company
hereby represents and warrants to the other that, as the case may be: (a) he or it has full power, authority and capacity to execute and deliver this Agreement and to perform his or its obligations hereunder; (b) such execution, delivery and performance shall not (and with the giving of notice or lapse of time or both would not) result in the breach of any agreements or other obligations to which he or it is a party or he or it is otherwise bound or violate any law; and
(c) this Agreement is his or its valid and binding obligation enforceable in accordance with its terms.

                           7.12.   ENFORCEMENT;   JURISDICTION.   If  any  party
institutes legal action to enforce or interpret the terms and conditions of this Agreement, the prevailing party shall be awarded reasonable attorneys' fees at all trial and appellate levels and the expenses and costs incurred by such prevailing party in connection therewith. Any legal action, suit or proceeding, in equity or at law, arising out of or relating to this Agreement shall be instituted exclusively in the State or Federal courts located in the State and County of New York and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that such party is not subject personally to the jurisdiction of any such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or should be transferred, or that this Agreement or the subject matter hereof may not be enforced in or by any such court. Each party further irrevocably submits to the jurisdiction of any such court in any such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect or limit the right of any party to serve process in any other manner permitted by applicable law.

                           7.13. WITHHOLDING. The payment of any amount pursuant
to this Agreement, including, without limitation, pursuant to Sections 2 and 3, shall be subject to any applicable withholding and payroll taxes, which may be deducted by the Company in its sole discretion.


                           7.14.  ADVICE OF COUNSEL.  Executive  represents  and
warrants that he has had full opportunity to seek advice and representation by independent counsel of his or her own choosing in connection with the interpretation, negotiation and execution of this Agreement.


                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.



                                     Elite Pharmaceuticals, Inc.



                                     By: /s/ Bernard Berk
                                        --------------------------------------
                                         Name:    Bernard Berk
                                         Title:   Chief Executive Officer


                                      /s/ Charan Behl
                                     -----------------------------------------
                                     Charan Behl








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